EXHIBIT 4.99

This is page 1 of 19 pages of a subscription agreement and related appendixes, schedules and forms. Collectively, these pages together are referred to as the "Subscription Agreement".




                                AMADOR GOLD CORP.
                             SUBSCRIPTION AGREEMENT
                            INSTRUCTIONS TO PURCHASER

1. All purchasers complete all the information in the boxes on page 2 and sign where indicated with an "X".

2. If you are an "accredited investor" in British Columbia or Ontario, then complete the "Accredited Investor Questionnaire" that starts on page 2. The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under section 2.3 of National Instrument 45-106.

3. If you are not an individual (that is, the Purchaser is a corporation, partnership, trust or entity other than an individual or if you are a portfolio manager), then complete and sign the "Corporate Placee Registration Form" (Form 4C) that starts on page 10.

                                PRIVATE PLACEMENT
                             SUBSCRIPTION AGREEMENT

TO:      AMADOR GOLD CORP.  (the "Issuer"), of  Vancouver, B.C.

Subject and pursuant to the terms set out in the Terms on pages 13 to 21, the General Provisions on pages 16 to 25 and the other schedules and appendixes incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

                     SUBSCRIPTION AND SUBSCRIBER INFORMATION

              PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES),
                   AS APPLICABLE, IN THE SPACE PROVIDED BELOW
--------------------------------------------------------------------------------

------------------------------------
(Name of Subscriber)

------------------------------------
Account Reference (if applicable):

By:
   ---------------------------------
    Authorized Signature

By signing, the Purchaser agrees to disclosure of all information contained herein to the Exchange and the collection, use and disclosure of the information contained herein for the purposes described in Appendix 6B of the Exchange Rules or as otherwise identified by the Exchange from time to time.


--------------------------------------------------------------------------------
(Official Capacity or Title - if the Subscriber is not an individual)

--------------------------------------------------------------------------------
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

--------------------------------------------------------------------------------
(Subscriber's Address, including Municipality and Province)

--------------------------------------------------------------------------------
(Telephone Number)                             (Email Address)


ACCOUNT REGISTRATION INFORMATION:

--------------------------------------------------------------------------------
(Name)

(Account Reference, if applicable)

--------------------------------------------------------------------------------
(Address, including Postal Code)


Number of Units:                     X $0.10
                             -------------------------

                  =

Aggregate Subscription Price:
                             --------------------------

                             (the "SUBSCRIPTION PRICE")

IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A PRINCIPAL (BENEFICIAL PURCHASER) AND IS NOT PURCHASING AS TRUSTEE OR AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE THE FOLLOWING:

--------------------------------------------------------------------------------
(Name of Principal)

--------------------------------------------------------------------------------
(Principal's Address)

NUMBER AND KIND OF SECURITIES OF THE CORPORATION HELD, DIRECTLY OR INDIRECTLY, IF ANY:

--------------------------------------------------------------------------------


 DELIVERY INSTRUCTIONS AS SET FORTH BELOW:

--------------------------------------------------------------------------------
 (Name)

--------------------------------------------------------------------------------
 (Account Reference, if applicable)

--------------------------------------------------------------------------------
 (Address)

--------------------------------------------------------------------------------
(Contact Name)    (Telephone Number)


1.       State whether Subscriber is an insider of the Corporation:

         Yes [ ]                  No [ ]

2.       State whether Subscriber is a member of the Pro Group:

         Yes [ ]                  No [ ]

The Company hereby accepts the subscription for Units as set forth herein (including all applicable schedules) this day of December, 2005.

The Company hereby accepts the subscription for Units as set forth herein (including all applicable schedules) this day of August, 2005.

         AMADOR GOLD CORP.

Per:
         ---------------------------------------------
         Authorized Signing Officer

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 5, the General Provisions on pages 16 to 25 and the other schedules and appendixes incorporated by reference.

                                      TERMS

REFERENCE DATE OF THIS AGREEMENT       November 30, 2005  (the "Agreement Date")

                                  THE OFFERING

THE ISSUER                 AMADOR GOLD CORP.

THE OFFERING               The offering consists of:

                           (a)      flow-through   units   (the   `'FT   Units")
                                    comprised of flow-through shares and non flow-through warrants at a price of $0.10 per FT Unit; and

                           (b) non flow-through units (the "Units") comprised of non flow-through shares and non flow-through warrants at a price of $0.10 per Unit.

PURCHASED SECURITIES       The  "Purchased  Securities"  herein are Units.  Each
                           Unit consists of one previously unissued common share, as presently constituted (a "Share") and one share purchase warrant (a "Warrant") of the Issuer.
                           Each Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer (a
                           "Warrant Share") for a period of two years from the date of issue of the warrant at a price of CAD $0.10 per Warrant Share at any time until the close of business on the day which is 24 months from the date of issue of the Warrant.

PRICE                      CAD $0.10 per Unit

WARRANTS The Warrants will be issued and registered in the name of the purchasers or their nominees.

                           The Warrants will be non-transferable.

                           The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

                           The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

SELLING JURISDICTIONS      The Units may be sold in  British  Columbia,  Ontario
                           and  in  certain  "offshore"   jurisdictions  outside
                           Canada   and  the   United   States   (the   "Selling
                           Jurisdictions") in accordance with the provisions of this Subscription Agreement.

EXEMPTIONS                 The  Offering  will be made in  accordance  with  the
                           "Accredited  Investor"  exemption from the prospectus
                           requirements  (section  2.3  of  National  Instrument
                           45-106)  or  the   "Family,   Friends  and   Business
                           Associates"    exemption    from    the    prospectus
                           requirements  (section  2.5  of  National  Instrument
                           45-106).

RESALE            The  Securities  will be subject  to a four month hold  period
RESTRICTIONS      that starts to run on Closing.
AND LEGENDS
(ALL PURCHASERS)  The Purchaser acknowledges that the certificates  representing the Securities will bear the following legends:

                           "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [date that is four months and a day after the Closing.]."

                           "Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities presented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert the date following the fourth month after the distribution]."

                  Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

CLOSING DATE      The closing of the Offering (the "Closing") will take place in one or more  Closings,  at the  discretion of the Issuer.  The
                  Closing will take place within 5 days after approval by the TSX Venture Exchange, unless otherwise agreed between the Issuer and the Purchaser.

ADDITIONAL        In the  Subscription  Agreement,  the following words have the
DEFINITIONS       following meanings unless otherwise indicated:

                  (a) "Securities" means the Shares, the Warrants and the Warrant Shares;

                  (b) "Warrants" includes the certificates representing the Warrants.

                                   THE ISSUER

JURISDICTION OF   The Issuer is incorporated under the laws of British Columbia.
ORGANIZATION

AUTHORIZED        The authorized  capital of the Issuer consists of an unlimited
CAPITAL           number of common shares without par value.

STOCK EXCHANGE    Shares of the Issuer are  listed on the TSX  Venture  Exchange
LISTINGS          (the "Exchange").

"SECURITIES       The "Securities  Legislation Applicable to the Issuer" are the
LEGISLATION       SECURITIES  ACT  (British  Columbia)  and the  SECURITIES  ACT
APPLICABLE TO     (Alberta)  and the  "Commissions  with  Jurisdiction  over the
THE ISSUER"       Issuer" are the British Columbia Securities Commission and the
                  Alberta Securities Commission.

                                  END OF TERMS

                        ACCREDITED INVESTOR QUESTIONNAIRE

(Capitalized terms not specifically defined in this Questionnaire have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.)

In  connection  with the execution of the  Subscription  Agreement to which this
Schedule is attached, the undersigned (the "Purchaser") represents and warrants to the Issuer that:

IF I AM AN  INDIVIDUAL  (THAT  IS,  A  NATURAL  PERSON  AND  NOT A  CORPORATION,
PARTNERSHIP, TRUST OR OTHER ENTITY), THEN I SATISFY ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

         ____ Category 1   an  individual  who,  either  alone or with a spouse,
                           beneficially owns, directly or indirectly,  financial
                           assets  having an  aggregate  realizable  value  that
                           before  taxes,  but net of any  related  liabilities,
                           exceeds  $1,000,000,  where "financial  assets" means
                           cash,  securities,  or a  contract  of  insurance,  a
                           deposit  or an  evidence  of a deposit  that is not a
                           security for the purposes of  securities  legislation
                           and  "related   liabilities"  means  (i)  liabilities
                           incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets

         ____ Category 2   an individual  whose net income before taxes exceeded
                           $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

         ____ Category 3   A person registered under the securities  legislation
                           of a jurisdiction  of Canada as an adviser or dealer,
                           other  than a person  registered  solely as a limited
                           market  dealer  registered  under  one or both of the
                           SECURITIES   ACT  (Ontario)  or  the  SECURITIES  ACT
                           (Newfoundland and Labrador)

         ____ Category 4   an individual registered or formerly registered under
                           the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category 3

         ____ Category 5   an individual who, either alone or with a spouse, has
                           net assets of at least $5,000,000

         ____ Category 6   a person  that is  recognized  or  designated  by the
                           securities regulatory authority or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta and British Columbia

         ____ Category 7   a person acting on behalf of a fully managed  account
                           managed  by  that  person,  if  that  person  (i)  is
                           registered  or  authorized to carry on business as an
                           adviser  or  the  equivalent   under  the  securities
                           legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund

         ____ Category 8   A person in  respect  of which  all of the  owners of
                           interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

IF THE PURCHASER IS NOT AN INDIVIDUAL (THAT IS, THE PURCHASER IS A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY OTHER THAN AN INDIVIDUAL), THEN THE PURCHASER SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

INSTITUTIONAL INVESTORS

         ____ Category 9   An  association  governed by the  COOPERATIVE  CREDIT
                           ASSOCIATION  S ACT (Canada) or a central  cooperative
                           credit society for which an order has been made under
                           section   473(1)  of  that  Act,  or  a  bank,   loan
                           corporation,   trust  company,   trust   corporation,
                           insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada, or a bank named in Schedule I, II or III of the BANK Act (Canada)

         ____ Category 10  the Business  Development Bank of Canada incorporated under the BUSINESS DEVELOPMENT BANK OF CANADA ACT (Canada)

         ____ Category 11  a subsidiary of any person  referred to in Categories
                           9 or 10, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

         ____ Category 12  a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

         ____ Category 13  a trust  company or trust  corporation  registered or authorized to carry on business under the TRUST AND LOAN COMPANIES ACT (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

GOVERNMENT ORGANIZATIONS

         ____ Category 14  the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada

         ____ Category 15  a municipality,  public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec

         ____ Category 16  any national, federal, state, provincial, territorial
                           or  municipal   government   of  or  in  any  foreign
                           jurisdiction, or any agency of that government

OTHER CORPORATIONS, PARTNERSHIPS, TRUSTS & CHARITIES

         ____ Category 17  a  registered   charity  under  the  INCOME  TAX  ACT
                           (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

         ____ Category 18  a person,  other  than an  individual  or  investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements

         ____ Category 19  an   investment   fund   that   distributes   or  has
                           distributed its securities only to: (i) a person that
                           is or was an  accredited  investor at the time of the
                           distribution, (ii) a person that acquires or acquired
                           securities  in  the  circumstances   referred  to  in
                           sections 2.10 [MINIMUM  AMOUNT  INVESTMENT]  and 2.19
                           [ADDITIONAL   INVESTMENT   IN   INVESTMENT   FUNDS]of
                           National   Instrument   45-106,  or  (iii)  a  person
                           described in paragraph (i) or (ii) that acquires or acquired securities under section 2.8 [INVESTMENT
                           FUND REINVESTMENT] of National Instrument 45-106

         ____ Category 20  an   investment   fund   that   distributes   or  has
                           distributed   securities  under  a  prospectus  in  a
                           jurisdiction of Canada for which the regulator or, in
                           Quebec,  the  securities  regulatory  authority,   as
                           issued a receipt

         ____ Category 21  an  investment  fund  that  is  advised  by a  person registered as an advisor or a person that is exempt from registration as an advisor

         ____ Category 22  any entity organized in a foreign  jurisdiction  that is analogous to any of the entities referred to in Category 3 and Categories 9 through 12 in form and function

The statements made in this Questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the answers.

Dated _______________ 2005.

                   X
                  -------------------------------------------------------
                  Signature of individual (if Purchaser IS an individual)

                  X
                  -------------------------------------------------------
                  Authorized signatory (if Purchaser is NOT an individual)

                  -------------------------------------------------------
                  Name of Purchaser (PLEASE PRINT)

                  -------------------------------------------------------
                  Name of authorized signatory (PLEASE PRINT)

                  -------------------------------------------------------
                  Official capacity of authorized signatory (PLEASE PRINT)

                PROVISIONS APPLICABLE TO A PURCHASERS RESIDENT IN
                          ONTARIO AND BRITISH COLUMBIA

APPLICABLE EXEMPTIONS

IN ADDITION to the representations and warranties in the General Provisions (on pages 13 to 21), the Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing, the Purchaser satisfies one or more of the following categories:

         (a) "ACCREDITED INVESTOR" (S. 2.3, NATIONAL INSTRUMENT 45-106): the Purchaser is an Accredited Investor and it is purchasing the Purchased Securities as principal or, if not purchasing the Purchased Securities as principal, it is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, it acknowledges that the Issuer may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom it may be acting, and it is acting as agent for one or more disclosed principals, each of which principals is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Purchased Securities and each of which principals is an Accredited Investor;

         (b) "FAMILY, FRIENDS AND BUSINESS ASSOCIATES" (S. 2.5, NATIONAL INSTRUMENT 45-106): the Purchaser is a person or company who is purchasing the Purchased Securities as principal as is:

                  (i) a director, executive officer or control person of the Issuer, or an affiliate of the Issuer;

                  (ii) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

                  (iii) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

                  (iv) a direct close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer and has known such person well enough and for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of that person and is not a close personal friend solely because the individual is a relative, a member of the same organization, association or religious group nor because the individual is a client, customer, former client or former customer;

                  (v) a direct close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer and has had sufficient prior business dealings with such person to be in a position to assess the capabilities and trustworthiness of that person and is not a close business associate solely because the individual is a client, customer, former client or former customer;

                  (vi) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer provided the friend or business associate has had sufficient prior dealings or has knows such person well enough for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the founder and is not a close personal friend or business associate solely because the individual is a relative, a member of the same organization, association or religious group nor because the individual is a client, customer, former client or former customer;

                  (vii) a parent grandparent, brother, sister or child of a spouse of a founder of the Issuer;

                  (viii) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are , persons described in paragraphs (i) to (vii), or

                  (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (a) to (g).

ADDITIONAL REPRESENTATIONS

IN ADDITION to the representations and warranties in the General Provisions (on pages 13 to 21), the Purchaser also represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

         (a) the Purchaser is not a "control person" of the Issuer as defined in the SECURITIES ACT (B.C.) or SECURITIES ACT (Ontario), will not become a "control person" by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

         (b) the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser's buy order was made to the Issuer, the Purchaser was outside the United States;

         (c)      the Purchaser is not a U.S. Person;

         (d) the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person.

                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

         1.       Placee Information:

                  (a)      Name:

                           -----------------------------------------------------

                  (b)      Complete Address:

                           -----------------------------------------------------

                  (c)      Jurisdiction of Incorporation or Creation:

                           -----------------------------------------------------

         2.       (a)      Is the Placee  purchasing  securities  as a portfolio
                           manager (Yes/No)?

                  (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

         3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

                  (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

                  (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

                  (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

                  (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

                  (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

         4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

       NAME              CITY        PROVINCE OR STATE        COUNTRY
------------------ ----------------- ----------------- -----------------------

------------------ ----------------- ----------------- -----------------------

------------------ ----------------- ----------------- -----------------------

------------------ ----------------- ----------------- -----------------------

------------------ ----------------- ----------------- -----------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the SECURITIES ACT (British Columbia) and sections 176 and 182 of the SECURITIES ACT (Alberta).

Dated at  on _________________, 2005.

                  X
                  -------------------------------------------------------
                  (Name of Purchaser - PLEASE PRINT)

                  X
                  -------------------------------------------------------
                  (Authorized Signature)

                  -------------------------------------------------------
                  (Official Capacity -PLEASE PRINT)

                  -------------------------------------------------------
                  Name of authorized signatory (PLEASE PRINT)

                  -------------------------------------------------------
                  (Name of individual whose signature appears above - PLEASE PRINT)

                          THIS IS NOT A PUBLIC DOCUMENT

ACKNOWLEDGEMENT - PERSONAL INFORMATION

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at  on _________________, 2005.




                  X
                  -------------------------------------------------------
                  (Name of Purchaser - PLEASE PRINT)

                  X
                  -------------------------------------------------------
                  (Authorized Signature)

                  -------------------------------------------------------
                  (Official Capacity -PLEASE PRINT)

                  -------------------------------------------------------
                  Name of authorized signatory (PLEASE PRINT)

                  -------------------------------------------------------
                  (Name of individual whose signature appears above - PLEASE PRINT)


                          THIS IS NOT A PUBLIC DOCUMENT

                               GENERAL PROVISIONS

1.       DEFINITIONS

         1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 2, the General Provisions on pages 13 to 2 and the other schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

                  (a) "1933 Act" means the United States Securities Act of 1933, as amended;

                  (c) "Applicable Legislation" means the Securities Legislation Applicable to the Issuer (as defined on page 2) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

                  (e) "Closing" means the completion of the sale and purchase of the Purchased Securities;

                  (f)      "Closing Date" has the meaning assigned in the Terms;

                  (g) "Commissions" means the Commissions with Jurisdiction over the Issuer (as defined on page 2) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

                  (h)      "Exchange" has the meaning assigned in the Terms;

                  (i) "Final Closing" means the last closing under the Private Placement;

                  (j) "General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on pages 13 to 2;

                  (l) "Offering Memorandum" means any offering memorandum prepared by the Issuer in connection with the Private Placement, as it may be amended from time to time;

                  (n)      "Private   Placement"   means  the  offering  of  the
                           Purchased Securities on the terms and conditions of this Subscription Agreement;

                  (o) "Purchased Securities" has the meaning assigned in the Terms;

                  (r) "Regulation S" means Regulation S promulgated under the 1933 Act;

                  (s) "Regulatory Authorities" means the Commissions and the Exchange;

                  (u)      "Securities" has the meaning assigned in the Terms;

                  (v) "Subscription Agreement" means the first (cover) page, the Terms on pages 2 to 2, the General Provisions on pages 13 to 2 and the other schedules and appendixes incorporated by reference; and

                  (w) "Terms" means those portions of the Subscription Agreement headed "Terms" and contained on pages 2 to 2.

         1.2 In the Subscription Agreement, the following terms have the meanings defined in Rule 902 of Regulation S: "Directed Selling Efforts", "Foreign Issuer", "Substantial U.S. Market Interest", "U.S. Person" and "United States".

         1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD", United States dollars are indicated with the prefix "USD", British pounds sterling are indicated with the prefix "GBP" and the euro is indicated with the prefix "EUR".

         1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1      ACKNOWLEDGEMENTS CONCERNING OFFERING

The Purchaser acknowledges that:

                  (a)      no  securities   commission  or  similar   regulatory
                           authority has reviewed or passed on the merits of the Securities;

                  (b) there is no government or other insurance covering the Securities;

                  (c) there are risks associated with the purchase of the Securities;

                  (d) there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

                  (e) the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

                  (f) no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

                           (i) the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

                           (ii) the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

                           (iii)    the   Issuer  is   relieved   from   certain
                                    obligations that would otherwise apply under the Applicable Legislation;

                  (g) the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities;

                  (h) the Purchaser acknowledges that the Warrants have not been registered under the 1933 Act and may not be exercised by or on behalf of a person in the United States unless the Warrant and the underlying Warrant Shares have been registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

                  (i) the Purchaser acknowledges that certificates representing the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

                           "THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

                  (j) the Purchaser acknowledges that the Warrants are non-transferable.

         2.2      REPRESENTATIONS BY ALL PURCHASERS

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

                  (a) the Purchaser has received a copy of the Offering Memorandum, if any;

                  (b)      to  the  best  of  the  Purchaser's  knowledge,   the
                           Securities were not advertised;

                  (c) no person has made to the Purchaser any written or oral representations:

                           (i) that any person will resell or repurchase the Securities;

                           (ii) that any person will refund the purchase price of the Purchased Securities;

                           (iii) as to the future price or value of any of the Securities; or

                           (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Exchange;

                  (d) this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

                  (e) the Purchaser is at arm's length (as that term is customarily defined) with the Issuer;

                  (f) the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

                  (g) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

                  (h) the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw the subscription and to terminate the obligations as set out in this Agreement) and requires acceptance by the Issuer and approval of the Exchange;

                  (i) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

                  (j) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

                  (k) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

                  (l) the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the
                           Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

                  (m) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer; and

                  (n) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

         2.3      RELIANCE, INDEMNITY AND NOTIFICATION OF CHANGES

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 2, the General Provisions on pages 13 to 2 and the other schedules and appendixes incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 2, the General Provisions on pages 13 to 2 and the other schedules and appendixes incorporated by reference) which takes place prior to the Closing.

         2.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

3.       REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         3.1      REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  (a) the Issuer is a corporation duly incorporated and validly subsisting under the laws of British Columbia and has the corporate power and authority to enter into this Agreement and complete the transactions contemplated hereby and to own and lease its properties and assets and to conduct its business as currently conducted;

                  (b) the Issuer shall do all acts and things necessary to reserve or set aside sufficient shares in the treasury of the Issuer to enable it to issue to the Purchaser the Shares and the Warrant Shares;

                  (c) the common shares of the Company are duly listed and posted for trading on the Exchange;

                  (d) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened of which the Issuer is or ought to be aware;

                  (e) the Issuer is a reporting issuer and an exchange issuer under the SECURITIES ACT (B.C.) and is not in material default of any of the requirements of the SECURITIES ACT (B.C.) or the Rules thereunder, or of any rule or requirement of the Exchange;

                  (f)      the execution, delivery and performance by the Issuer
                           of  this  Agreement  and  the   transactions   herein
                           contemplated:

                           (i) have or will have been prior to the Closing duly authorized by all necessary corporate action of the Issuer and by all necessary action of the shareholders thereof;

                           (ii) do not contravene, conflict with or cause the Issuer to be in breach or default of its memorandum or articles, or articles or by-laws, as the case may be, or of any resolution of its respective directors or shareholders, any trust deeds, debenture, loan agreements or any of its other agreements or undertakings or any judgement, decree or order to or by which it is a party to or is bound;

                  (g) at the Closing, upon payment of the purchase price, the Shares shall be duly issued and outstanding as fully paid and non-assessable, the Warrants shall be duly granted and enforceable against the Company, upon exercise of the Warrants and payment of the exercise price therefore, the Warrant Shares shall be duly issued and outstanding as fully paid and non-assessable; and

                  (h) except as qualified by the disclosure in all prospectuses, filing statements and press releases filed with the Commissions or the Exchange or the Offering Memorandum, if any, (the "Disclosure Record"), the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated.

         3.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained in this Section will survive the Closing.

4.       WITHDRAWAL OF SUBSCRIPTION AND CONTRACTUAL RIGHTS

The Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing.

5.       CLOSING

         5.1 The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer's objectives described in the Offering Memorandum, if any, and that further closings may not take place after the Closing.

         5.2 On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

         5.3 After Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

6.                TAX MATTERS

         6.1 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

         6.2 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

         6.3 The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

         6.4 Without limitation, this subscription and the transactions contemplated by this Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Agreement as the Issuer considers necessary.

         6.5 This agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Agreement.

         6.6      Time  is  of  the  essence  of  this  Agreement  and  will  be
                  calculated   in   accordance   with  the   provisions  of  the
                  INTERPRETATION ACT (British Columbia).

         6.7 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

         6.8 The parties to this Agreement may amend this Agreement only in writing.

         6.9 This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

         6.10 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given on page 1.

         6.11 This Agreement is to be read with all changes in gender or number as required by the context.

         6.12 This Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

                            END OF GENERAL PROVISIONS
                          END OF SUBSCRIPTION AGREEMENT